10.6 Redemption and Resignation Agreement dated October 8, 1999 among Regent Group, Inc., Stock Siren.com, LLC, Eric J. Miller and SRU, Inc.

                      REDEMPTION AND RESIGNATION AGREEMENT

         This REDEMPTION AND RESIGNATION AGREEMENT (the "Agreement") is made as of October 8, 1999 (the "Effective Date") by and among Regent Group, Inc., a Delaware Corporation (the "Company"), Stock Siren.com, LLC, a New York Limited Liability Company and wholly-owned subsidiary of the Company ("Stock Siren"), Eric J. Miller, an individual with an address at 9745 E. Hampden Avenue, Suite 440, Denver Colorado (the "Employee"), and SRU, Inc., a Colorado Corporation ("SRU").

         WHEREAS, the Employee is the controlling stockholder and an officer and director of SRU;

         WHEREAS, at the Employee's direction and pursuant to negotiations that took place in the State of New York, SRU was issued 1,000,000 membership units in Stock Siren in consideration of the Employee's future contributions to Stock Siren;

         WHEREAS, SRU received 1,040,541 shares of the Company's common stock (the "SRU Shares") pursuant to that certain Securities Purchase Agreement by and among the Company and the members of Stock Siren dated as of July 7, 1999 (the "Securities Purchase Agreement");

         WHEREAS, pursuant to the Securities Purchase Agreement, the Employee became the President and a Director of the Company;

         WHEREAS, acting on behalf of the Company and as its President, the Employee entered into, on July 30, 1999, a three-year lease for office space in Denver, Colorado (the "Lease", attached hereto as Exhibit A) which was subsequently used as the principal place of business of SRU while the Company and/or Stock Siren paid all amounts due under the lease;

         WHEREAS, in connection with Employee's positions with the Company and Stock Siren, the Company and/or Stock Siren purchased and/or reimbursed the Employee and/or SRU for certain items of computer and office equipment which were subsequently principally used for the benefit of SRU;

         WHEREAS, the Employee desires to resign from his positions with the Company, and the Company is willing to accept the Employee's resignation, subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1. REDEMPTION. The Employee, individually and on behalf of SRU, represents and warrants to the Company that SRU is the sole owner of the SRU Shares, free and clear of all liens, claims, or encumbrances of any kind or nature whatsoever. SRU hereby sells and the Company purchases all of the SRU Shares upon the following terms and conditions.

                  (a) Purchase Price. The purchase price for all of the SRU shares is TEN (10) dollars and has been paid to SRU contemporaneously with the execution of this Agreement; receipt thereof is hereby acknowledged by SRU.

                  (b) Delivery of Stock Certificate(s). SRU has executed and delivered to the Company the certificate(s) evidencing SRU's ownership of the SRU Shares duly endorsed to the Company, and such certificate(s) is/are otherwise in form and substance sufficient to transfer ownership of the SRU Shares to the Company; receipt thereof is hereby acknowledged by the Company.

                  (c) Authority. The Employee, individually and on behalf of SRU, represents and warrants that any and all SRU corporate action (including, without limitation, meetings, votes, and/or resolutions) necessary to authorize this transaction has been taken and that the Employee has such authority.

         2. RESIGNATION. The Employee resigns as an officer, director, and employee of the Company, and the Company hereby accepts the Employee's resignations, effective as of the close of business on October 15, 1999 (the "Separation Date").

         3. PAYMENTS AND BENEFITS. The Employee hereby acknowledges, represents, warrants, and agrees that he has received all standard compensation, payments, and reimbursements due to him by the Company, and that the Company was and is under no obligation to pay the Employee any severance or termination pay or any bonus, non-competition, deferred compensation, or any other sum which is in excess of any amounts otherwise paid to the Employee. In consideration of the general release set forth in Paragraph 5, the Company shall provide to the Employee the following:

                  (a) References. The Employee may refer prospective employers to the Chief Executive Officer of the Company, who shall, if asked, (1) confirm the Employee's dates of employment and positions held with the Company and (2) state that the Company does not provide any further information in connection with such requests.

                  (b) Indemnification. The Company will indemnify the Employee from and against any and all claims, liabilities, losses, costs, damages, or expenses asserted against him or incurred by him arising in the future as a result of his employment by the Company, except to the extent that such claims, liabilities, losses, costs, damages, or expenses have resulted from the Employee's willful misconduct, dishonesty, fraudulent act or omission, gross negligence, or breach of fiduciary duty to the Company. The Employee represents and warrants that he has as of the Effective Date no knowledge of any such claims. Without limiting the foregoing, the Company will not indemnify the Employee from or against any claim, liability, loss, cost, damage, or expense asserted against him or incurred by him in connection with (1) the Lease and/or
(2) that certain lawsuit filed against the Employee and SRU in the District Court, City and County of Denver, State of Colorado, Docket Number 99CV006910 on October 12, 1999 or any later related lawsuit.

         4. PROTECTIVE AGREEMENTS. The parties desire to provide for the protection of the Company's business, goodwill, confidential, trade secret and/or other proprietary information, and other rights of the Company and its subsidiaries, divisions, related companies and affiliates (such subsidiaries, divisions, related companies and affiliates, including but not limited to Stock Siren, shall be referred to as the "Related Entities"), and the Employee agrees, in consideration of the payments and benefits provided to the Employee pursuant to this Agreement, to the following.

                  (a) Property of the Company. No later than the Separation Date, the Employee shall hand over to the Company any Company property in his possession, including but not limited to, credit cards, documents, files, computer equipment and software (except as indicated pursuant to Paragraph 7), and all recorded information pertaining to the Company's business.

                  (b) No Disparagement. The Employee agrees that he shall not at any time engage in any form of conduct, nor make any statements or representations, that disparage or otherwise impair the reputation, goodwill or interests of the Company or any of the Related Entities. The Company agrees that it shall not at any time engage in any form of conduct, nor make any statements or representations, that disparage or otherwise impair the reputation of the Employee.

                  (c) Confidentiality. The Employee acknowledges that he has had and will have access to confidential information including, but not limited to, current and prospective confidential know-how, pricing, sales and marketing information, financial information, inventions, trade secrets, customer lists, supplier lists, business plans, processes and technology concerning the business, customers, plans, finances, suppliers, and assets of the Company and the Related Entities which is not generally known outside the Company and the Related Entities ("Confidential Information"). The Employee agrees that he will not at any time without the prior written authorization of the Chief Executive Officer of the Company, directly or indirectly use, divulge, furnish, or make accessible to any person any Confidential Information, but instead shall keep all Confidential Information strictly and absolutely confidential. Nothing contained in this paragraph shall be construed as a noncompetition agreement; however, this confidentiality agreement applies to any of the Employee's prospective or actual employers and in the case of self-employment.

                  (d) Payments Under the Lease. The Employee hereby acknowledges and agrees that binding the Company to a three-year Lease was not in the best interests of the Company. The Employee hereby agrees, on a best efforts basis, to endeavor to assign the Lease to SRU or some other entity determined by the Employee. In the event that the Employee is unable to assign the Lease, he hereby agrees to make any and all payments due under the Lease directly to the landlord, to assume any and all of the tenant's obligations, responsibilities, agreements, or covenants under the Lease, and to indemnify the Company from and against any and all claims, liabilities, losses, costs, damages, or expenses asserted against it or incurred by it in connection with the Lease including, without limitation, attorneys' fees.

                  (e) Irreparable Harm. The Employee acknowledges that: (i) his compliance with this Agreement is necessary to preserve and protect the rights, confidential and other proprietary information, and the goodwill of the Company as a going concern; (ii) any failure by the Employee to comply with the provisions of this Agreement will result in irreparable and continuing injury to the Company for which there will be no adequate remedy at law; and (iii) in the event that the Employee should fail to comply, the Company shall be entitled in addition to such other relief as may be available (including, but not limited to, the issuance of any injunction or temporary restraining order), to such relief as may be necessary to cause the Employee to comply with this Agreement, to restore to the Company its property, and to make the Company whole.

         5. GENERAL RELEASE. In consideration of the payments and benefits to the Employee described hereunder, the sufficiency of which the Employee hereby acknowledges, the Employee releases the Company and all of its past, present, and future shareholders, directors, officers, employees, agents, divisions, subsidiaries, related companies, affiliates, and assigns, from any and all claims, charges, demands, suits, rights, or causes of action, at law or equity or otherwise, including but not limited to, claims, charges, demands, suits, causes or rights of action relating to breach of contract or public policy, wrongful, retaliatory, or constructive discharge, any claims under Title VII of the Civil Rights Act of 1964, as amended, claims under the Age Discrimination in Employment Act of 1967, as amended, the New York Human Rights law, New York Executive Law ss.290, et seq., the Americans with Disabilities Act, 42 U.S.C. ss.12116, et seq., The Family Medical Leave Act, claims for any other type of discrimination, personal injury, additional compensation, or fringe benefits, and any and all rights to or claims for continued employment, attorneys' fees, or damages (including contract, compensatory, punitive, or liquidated damages), or equitable relief, which the Employee may ever have had, has now, or may ever have in the future or which the Employee's heirs, executors, or assigns can or shall have, against any or all of them, whether known or unknown, on account of or arising out of his employment with the Company or any Related Entities or his separation from such employment. The Employee specifically waives the benefit of any statute or rule of law which, if applied to the instant Agreement, would otherwise exclude from its binding effect any claims not now known by the Employee to exist.

         6.       PROHIBITED ACTIVITIES.

                  (a) Solicitation of Clients. For a period of twelve (12) months from the Separation Date (the "Prohibition Term"), the Employee shall not directly or indirectly solicit or accept business of the type conducted by the Company or its Related Entities from any person or entity to whom the Company or its Related Entities then or has, during the six months preceding the Separation Date, provided products and/or rendered services.

                  (b) Solicitation of Employees. During the Prohibition Term, the Employee shall not directly or indirectly employ, or solicit to leave the Company's employ, or solicit to join the employ of another person, firm, or corporation owned or controlled, directly or indirectly, by the Employee any employee or consultant of the Company or its Related Entities or any person who has been such an employee or consultant during the twelve months preceding the Separation Date.

                  (d) Confidential Information. During and at all times subsequent to the Prohibition Term, the Employee shall keep secret and shall not exploit or disclose or make accessible to any person, firm, or corporation, any confidential business information of any type that was acquired or developed by either the Company or its Related Entities, or the Employee, prior to or during the Prohibition Term.

                  (e) Relief. The Employee acknowledges that the provisions of this section 6 are reasonable and necessary for the protection of the Company and that the Company will be irreparably damaged if such covenants are not specifically enforced. Accordingly, it is agreed that the Company will be entitled to injunctive relief for the purpose of restraining the Employee from violating such covenants (and no bond or other security shall be required in connection therewith), in addition to any other relief to which the Company may be entitled.

         7. REIMBURSEMENT. The Employee hereby agrees to reimburse the Company for certain expenditures made by the Company, which, the Employee hereby acknowledges, principally benefitted SRU, upon the following terms and conditions.

                  (a) Description of the Expenditures. The Employee and the Company agree that the following table accurately describes the nature and amount of each expenditure for which the Employee will reimburse the Company.

             Item                                              Value
             --------------------------------------------------------
             Computer and related peripherals............  $ 1,128.00

             Refurbished 6-line telephone system.........    1,795.00

             Rent paid for Oct. 1999.....................    1,295.00

             ========================================================
             TOTAL                                         $ 4,218.00

                  (b) Terms of Payment. The Employee agrees to pay to the Company the sum of FOUR THOUSAND TWO HUNDRED EIGHTEEN DOLLARS (4,218) dollars, in cash or good check, no later than the close of business on December 15, 1999.

         8. CONFIDENTIALITY OF AGREEMENT. The Employee shall keep strictly confidential all the terms and conditions, including amounts, in this Agreement and shall not disclose them to any person other than his spouse, or legal and/or financial advisor(s) who need to know such information for the purpose of evaluating the terms and conditions of this Agreement or in response to legal process.

         9. COOPERATION. The Employee agrees to make himself reasonably available to the Company to respond to reasonable requests by the Company for information pertaining to or relating to the Company and/or the Related Entities or any of its (their) agents, officers, directors, or employees which may be within the knowledge of the Employee. The Employee will cooperate fully with the Company in connection with any and all existing or future depositions and/or litigations or investigations brought by or against the Company or any of its Related Entities or any of its (their) agents, officers, directors, or employees, whether administrative, civil, or criminal in nature, in which and to the extent the Company deems the Employee's cooperation necessary, such cooperation not to unreasonably interfere with the Employee's other business activities. In the event that the Employee is subpoenaed in connection with any litigation or investigation involving the Company, the Employee will immediately notify the Company and shall give the Company an opportunity to respond to such notice to the extent practicable before taking any action or making any decision in connection with such subpoena. The Company will reimburse the Employee for reasonable out-of-pocket expenses, including attorneys' fees, incurred as a result of such cooperation, provided that the Company will not reimburse the Employee for any such expenses if, in the Company's good faith determination, the cooperation was necessitated by the Employee's actions as a director, officer, or employee of the Company.

         10.      MISCELLANEOUS.

                  (a) Successors. This Agreement shall be binding upon, enforceable by, and inure to the benefit of the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises, and legatees, and SRU, the Company, and Stock Siren and any successor to all or substantially all of their respective businesses and/or assets.

                  (b) Severability. If any provision of this Agreement shall be found invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

                  (c) Controlling Law. This Agreement shall in all respects be governed and construed in accordance with the laws of the State of New York.

                  (d) Arbitration. The Employee and the Company agree that any claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration in accordance with the Employment Arbitration Rules of the American Arbitration Association in New York, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                  (e) Amendment. Any amendment to this Agreement shall be made in writing and signed by the parties, hereto.

                  (f) Waiver. No claim or right arising out of a breach or default under this Agreement can be discharged by a waiver of that claim or right unless the waiver is in writing signed by the party hereto to be bound by such waiver. A waiver by either party hereto of a breach or default by the other party of any provision of this Agreement shall not be deemed a waiver of future compliance therewith and such provision shall remain in full force and effect.

                  (g) Counterpart Execution. This Agreement may be executed in counterparts and such counterparts when taken together shall constitute one agreement.

         11. ENTIRE AGREEMENT. Any existing written or oral agreement of any kind between or among any of the parties hereto is fully superseded by this Agreement and is null and void. The parties warrant that no promise or inducement has been offered or made except as herein set forth and that the consideration stated herein is the sole consideration for this Agreement. This Agreement constitutes the entire agreement among the parties, and states fully all agreements, understandings, promises, and commitments among the parties.

         12. ADVICE. The Employee represents and warrants that he has read this entire Agreement; has had up to twenty-one (21) days to consider it; has been given the opportunity and has been encouraged to have this Agreement reviewed by an attorney; understands its meaning and application; and is signing of his own free will with the intent of being bound by each and every provision of this Agreement. The Employee further understands that he has seven (7) days to revoke this Agreement after signing it.

              [The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                            Regent Group, Inc.


------------------------                    ------------------------
Eric J. Miller                              By:
                                            Its:
Dated:                                      Dated:

SRU, Inc.                                   Stock Siren.com, LLC


------------------------                    ------------------------
By:  Eric J. Miller                         By:
Its:                                        Its:
    --------------------
Dated:                                      Dated:

                                    EXHIBIT A
                                    ---------

                           LEASE, dated July 30, 1999,
                                 by and between
                         AMERICAN OIL & GAS CORPORATION
                                (the "Landlord")
                                       and
                               REGENT GROUP, INC.
                                 (the "Tenant")